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                                                                      EXHIBIT 21

                         LYNCH CORPORATION SUBSIDIARIES

Subsidiary Name                  State of Organization  Owned by Lynch
---------------                  ---------------------  --------------
Lynch Systems, Inc.                  South Dakota           100.0%
M-tron Industries, Inc.                Delaware             100.0%
     M-tron Industries, Limited        Hong Kong            100.0%